Exhibit 3.5
                            AMENDED AND RESTATED
                                   BYLAWS
                                     OF
                           MONARCH STAFFING, INC.


                                 ARTICLE 1.
                                  OFFICES

1.1       Business Office
          ---------------

          The principal business office ("principal office") of the corporation shall be located at any place either within or without the State of Nevada as designated in the corporation's most current Annual Report filed with the Nevada Secretary of State. The corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in Section 2.14 of Article 2.

1.2       Registered Office
          -----------------

          The registered office of the corporation shall be located within Nevada and may be, but need not be, identical with the principal office, provided the principal office is located within Nevada. The address of the registered office may be changed from time to time by the Board of Directors.


                                 ARTICLE 2.
                                SHAREHOLDERS

2.1       Annual Shareholder Meeting
          --------------------------

          The annual meeting of the shareholders shall be held in September of each year, or at a date and time fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day.

          If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.


2.2       Special Shareholder Meetings
          ----------------------------

          Special meetings of the shareholders, for any purpose or purposes described in the notice of meeting, may be called by the President, the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors, and shall be called by the President at the written request of the holders of not less than one-third of all outstanding shares of the corporation entitled to vote on any issue at the meeting.

2.3       Place of Shareholder Meetings
          -----------------------------

          The Board of Directors may designate any place, either within or without the State of Nevada, as the place for any annual or any special meeting of the shareholders, unless by written consent, which may be in the form of waivers of notice or otherwise, all shareholders entitled to vote at the meeting designate a different place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made by either the Board of Directors or unanimous action of the voting shareholders, the place of meeting shall be the principal office of the corporation in the State of Nevada.

2.4       Notice of Shareholder Meeting
          -----------------------------

          (a) REQUIRED NOTICE. Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors, the Chairman of the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the laws of the State of Nevada governing corporations (the "Act")or the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address, provided in writing by the shareholder, which is different from that shown in the corporation's current record of shareholders.

          (b) ADJOURNED MEETING. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place if the new date, time, and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is, or must be fixed (see Section 2.5 of this Article 2) then notice must be given pursuant to the requirements of paragraph (a) of this
Section 2.4, to those persons who are shareholders as of the new record date.

          (c) WAIVER OF NOTICE. A shareholder may waive notice of the meeting (or any notice required by the Act, Articles of Incorporation, or Bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice)for inclusion in the minutes of filing with the corporate records.

A shareholder's attendance at a meeting:

          (1) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting; and

          (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to consideration of the matter when it is presented.

          (d) CONTENTS OF NOTICE. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.4(d), or as provided in the corporation's articles, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

          If a purpose of any shareholder meeting is to consider either:
(1) a proposed amendment to the Articles of Incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation's property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the: (a) articles of amendment; (b) plan of merger or share exchange; and (c) transaction for disposition of all, or substantially all, of the corporation's property. If the proposed corporate action creates dissenters' rights, as provided in the Act, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of relevant provisions of the Act. If the corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnifies or advances expenses to an officer or a director, this shall be reported to all the shareholders with or before notice of the next shareholder meeting.
                                     2
          (e) SHAREHOLDER PROPOSALS. In order for any shareholder proposals to be properly brought before any meeting of shareholders, a written notice thereof must be given to the Board of Directors not later than thirty (30) days before the date of the shareholder meeting.

2.5       Fixing of Record Date
          ---------------------
          For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution. The record date for determination of such shareholders shall be at the close of business on:

          (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting, the day before the first notice is given to shareholders;

          (b) With respect to a special shareholder meeting demanded by the shareholders, the date the first shareholder signs the demand;

          (c) With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;

          (d) With respect to actions taken in writing without a meeting pursuant to Article 2, Section 2.12), the first date any shareholder signs a consent; and

          (e) With respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

          When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


          If no record date has been fixed, the record date shall be the date the written notice of the meeting is given to shareholders.



2.6       Shareholder List
          ----------------

          The officer or agent having charge of the stock transfer books for shares of the corporation shall, at least ten (10) days before each meeting of shareholders, make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place in the city where the meeting is to be held, as set forth in the notice of meeting. A shareholder, his agent, or attorney is entitled, on written demand, to inspect and, subject to the requirements of Section 2.14 of this Article 2, to copy the list during regular business hours and at his expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

2.7       Shareholder Quorum and Voting Requirements
          ------------------------------------------

          A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

          If a quorum exists, a majority vote of those shares present and voting at a duly organized meeting shall suffice to defeat or enact any proposal unless the Statutes of the State of Nevada, the Articles of Incorporation or these Bylaws require a greater-than-majority vote, in which event the higher vote shall be required for the action to constitute the action of the corporation.

2.8       Increasing Either Quorum or Voting Requirements
          -----------------------------------------------

          For purposes of this Section 2.8, a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

          The shareholders, but only if specifically authorized to do so by the Articles of Incorporation, may adopt, amend, or delete a Bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.

          The adoption or amendment of a Bylaw that adds, changes, or deletes a "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then if effect or proposed to be adopted, whichever is greater.

          A Bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the Board of Directors.

2.9       Proxies
          -------

          At all meetings of shareholders, a shareholder may vote in person, or vote by written proxy executed in writing by the shareholder or executed by his duly authorized attorney-in fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise specifically provided in the proxy or coupled with an interest.

2.10      Voting of Shares
          ----------------

          Unless otherwise provided in the articles, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

          Shares held by an administrator, executor, guardian or conservator may be voted by him/her/it, either in person or by proxy, without the transfer of such shares into his/her/its name. Shares standing in the name of a trustee may be voted by him/her/it, either in person or by proxy, but trustee shall be entitled to vote shares held by him/her/it without transfer of such shares into his/her/its name.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her/its name if authority to do so is contained in an appropriate order of the Court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares are transferred into the name of the pledgee, and thereafter, the pledge shall be entitled to vote the shares so transferred.

          Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

          Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

2.11      Corporation's Acceptance of Votes
          ---------------------------------

          (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

          (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

          (1) the shareholder is an entity, as defined in the Act, and the name signed purports to be that of an officer or agent of the entity;

          (2) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

          (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

          (4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

          (5) the shares are held in the name of two or more persons as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

          (c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

          (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section 2.11 are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

          (e) Corporation action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

2.12      Shareholder Action by Consent.
          ------------------------------

          In accordance with Section 78.320 of the Nevada Revised Statutes, any action required to be taken at any annual or special meeting of stockholders of the corporation or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 50 days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

2.13      Voting for Directors
          --------------------

          Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.14      Shareholders' Rights to Inspect Corporate Records
          -------------------------------------------------

          Shareholders shall have the following rights regarding inspection of corporate records:

          (a) MINUTES AND ACCOUNTING RECORDS - The corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

          (b)  ABSOLUTE INSPECTION RIGHTS OF RECORDS REQUIRED AT
PRINCIPAL OFFICE - If a shareholder gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, he, or his agent or attorney, has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation is required to keep at its principal office:

          (1) its Articles or restated Articles of Incorporation and all amendments to them currently in effect;

          (2) its Bylaws or restated Bylaws and all amendments to them currently in effect;

          (3) resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences and imitations, if shares issued pursuant to those resolutions are outstanding;

          (4) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

          (5) all written communications to share- holders within the past three years, including the financial statements furnished for the past three years to the shareholders;

          (6) a list of the names and business addresses of its current directors and officers; and

          (7) its most recent annual report delivered to the Nevada Secretary of State.

          (c) CONDITIONAL INSPECTION RIGHT - In addition, if a shareholder gives the corporation a written demand, made in good faith and for a proper purpose, at least five business days before the date on which he wishes to inspect and copy, describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected to his purpose, a shareholder of a corporation, or his duly authorized agent or attorney, is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

          (1) excerpts from minutes of any meeting of the Board of Directors; records of any action of a committee of the Board of Directors on behalf of the corporation; minutes of any meeting of the shareholders; and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under paragraph
(a) of this Section 2.14;

          (2)  accounting records of the corporation; and

          (3) the record of shareholders (compiled no earlier than the date of the shareholder's demand).

          (d) COPY COSTS - The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, to be paid by the shareholder on terms set by the corporation, covering the costs of labor and material incurred in making copies of any documents provided to the shareholder.

          (e) "SHAREHOLDER" INCLUDES BENEFICIAL OWNER - For purposes of this Section 2.14, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

2.15      Financial Statements Shall Be Furnished to the Shareholders.
          ------------------------------------------------------------

          (a) The corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year, unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders must also be prepared on that basis.

          (b) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

          (1) stating his reasonable belief that the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

          (2) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

          (c) A corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest financial statements.

2.16      Dissenters' Rights.
          -------------------

          Each shareholder shall have the right to dissent from and obtain payment for his shares when so authorized by the Act, Articles of Incorporation, these Bylaws, or a resolution of the Board of Directors.

2.17      Order of Business.
          ------------------

          The following order of business shall be observed at all meetings of the shareholders, as applicable and so far as practicable:

          (a) Calling the roll of officers and directors present and determining shareholder quorum requirements;

          (b) Reading, correcting and approving of minutes of previous meeting;

          (c)  Reports of officers;

          (d)  Reports of Committees;

          (e)  Election of Directors;

          (f)  Unfinished business;

          (g)  New business; and

          (h)  Adjournment.

                                 ARTICLE 3.
                             BOARD OF DIRECTORS

3.1       General Powers.
          ---------------

          Unless the Articles of Incorporation have dispensed with or limited the authority of the Board of Directors by describing who will perform some or all of the duties of a Board of Directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors.

3.2       Number, Tenure and Qualification of Directors.
          ----------------------------------------------

          Unless otherwise provided in the Articles of Incorporation, the authorized number of directors shall be not less than 1 (minimum number) nor more than 9 (maximum number). The initial number of directors was established in the original Articles of Incorporation. The number of directors shall always be within the limits specified above, and as determined by resolution adopted by the Board of Directors. After any shares of this corporation are issued, neither the maximum nor minimum number of directors can be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the Articles of Incorporation duly approved by a majority of the outstanding shares entitled to vote. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of directors. Unless required by the Articles of Incorporation, directors do not need to be residents of Nevada or shareholders of the corporation.

                                     8
3.3       Regular Meetings of the Board of Directors.
          -------------------------------------------

          A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. (If permitted by Section 3.7, any regular meeting may be held by telephone).

3.4       Special Meeting of the Board of Directors.
          ------------------------------------------

          Special meetings of the Board of Directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors or, if permitted by
Section 3.7, any special meeting may be held by telephone.

3.5 Notice of, and Waiver of Notice of, Special Meetings of the Board of Directors.
          -----------------------------------------------------------------

          Unless the Articles of Incorporation provide for a longer or shorter period, notice of any special meeting of the Board of Directors shall be given at least two days prior thereto, either orally or in writing. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; (2) five days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Notice may also be given by facsimile and, in such event, notice shall be deemed effective upon transmittal thereof to a facsimile number of a compatible facsimile machine at the director's business office. Any director may waive notice of any meeting. Except as otherwise provided herein, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation or the Act, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.6       Director Quorum.
          ----------------

          A majority of the number of directors fixed, pursuant to Section
3.2 of this Article 3, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation or the Act require a greater number for a quorum.

          Any amendment to this quorum requirement is subject to the provisions of Section 3.8 of this Article 3.

          Once a quorum has been established at a duly organized meeting, the Board of Directors may continue to transact corporate business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

3.7       Actions By Directors.
          ---------------------

          The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Incorporation or the Act require a greater percentage. Any amendment which changes the number of directors needed to take action is subject to the provisions of Section 3.8 of this
Article 3.

          Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. Minutes of any such meeting shall be prepared and entered into the records of the corporation. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within 24 hours after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.8 Establishing a "Supermajority" Quorum or Voting Requirement for the Board of Directors.
          ---------------------------------------------------------------
          For purposes of this Section 3.8, a "supermajority" quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a "supermajority" voting requirement is one which requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

          A Bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

          (1) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders); or

          (2) if originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.

          A Bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.

          Subject to the provisions of the preceding paragraph, action by the Board of Directors to adopt, amend, or repeal a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

3.9       Director Action Without a Meeting.
          ----------------------------------

          Unless the Articles of Incorporation provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors sign a written consent describing the action taken. Such consents shall be filed with the records of the corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a vote at a duly noticed and conducted meeting of the Board of Directors and may be described as such in any document.

3.10      Removal of Directors.
          ---------------------

          The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed for cause. If cumulative voting is not authorized, a director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

3.11      Board of Director Vacancies.
          ----------------------------

          Any vacancy on the Board of Directors, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause may be filled by a majority of the remaining directors, a sole remaining director, or the majority shareholders. Any director elected to fill a vacancy shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

3.12      Director Compensation.
          ----------------------

          Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.13      Director Committees.
          --------------------

          (a)  CREATION OF COMMITTEES.  Unless the Articles of
Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.

          (b) SELECTION OF MEMBERS. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken, or (2) the number of directors required by the Articles of Incorporation to take such action.

          (c)  REQUIRED PROCEDURES.  Sections 3.4, 3.5, 3.6, 3.7, 3.8 and
3.9 of this Article 3 apply to committees and their members.

          (d) AUTHORITY. Unless limited by the Articles of Incorporation or the Act, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

          (1)  authorize distributions to shareholders;

          (2) approve or propose to shareholders any action that the Act requires be approved by shareholders;

          (3) fill vacancies on the Board of Directors or on any of its committees;

          (4)  amend the Articles of Incorporation;

          (5)  adopt, amend, or repeal Bylaws;

          (6)  approve a plan of merger not requiring shareholder approval;

          (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

          (8) authorize or approve the issuance or sale, or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.


                                 ARTICLE 4.
                                  OFFICERS

4.1       Designation of Officers.
          ------------------------

          The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Directors. The same individual may simultaneously hold more than one office in the corporation.

4.2       Appointment and Term of Office.
          -------------------------------

          The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, they shall hold office until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers is not made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor has been duly appointed and qualified, until his death, or until he resigns or has been removed in the manner provided in
Section 4.3 of this Article 4.

          The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term.

          Appointment of an officer shall not of itself create any contract rights.

4.3       Removal of Officers.
          --------------------

          Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.4       President.
          ----------

          The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders. He may sign, with the secretary or any other proper officer of the corporation duly authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The president shall generally perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

4.5       Vice-President.
          ---------------

          If appointed, in the absence of the president or in the event of the president's death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. If there is no vice-president, then the treasurer shall perform such duties of the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the Board of Directors. A vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

4.6       Secretary.
          ----------

          The secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and, if there is a seal of the corporation, see that it is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder, as provided to the secretary by the shareholders; (f) sign with the president, or a vice-resident, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) generally perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.


4.7       Treasurer.
          ----------

          The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as may be selected by the Board of Directors; and (c) generally perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

          If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.8       Assistant Secretaries and Assistant Treasurers.
          -----------------------------------------------

          The assistant secretaries, when authorized by the Board of Directors, may sign with the president, or a vice- president, certificates for shares of the corporation, the issuance of which has been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, generally, shall perform such duties as may be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

4.9       Salaries.
          ---------

          The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors.

                                 ARTICLE 5.
              INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS,
                               AND EMPLOYEES

5.1       Indemnification of Officers, Directors, Employees and Agents.
          -------------------------------------------------------------

          Unless otherwise provided in the Articles of Incorporation, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.


5.2       Advance Expenses for Officers and Directors.
          --------------------------------------------

          The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

5.3       Scope of Indemnification.
          -------------------------

          The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.


                                 ARTICLE 6.
                 CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1       Certificates for Shares.
          ------------------------

          (a)  CONTENT

          Certificates representing shares of the corporation shall at minimum, state on their face the name of the issuing corporation; that the corporation is formed under the laws of the State of Nevada; the name of the person to whom issued; the certificate number; class and par value of shares; and the designation of the series, if any, the certificate represents. The form of the certificate shall be as determined by the Board of Directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

          (b)  LEGEND AS TO CLASS OR SERIES

          If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of the certificate indicating that the corporation will furnish the shareholder this information on request in writing and without charge.

          (c)  SHAREHOLDER LIST

          The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

          (d)  TRANSFERRING SHARES

          All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms as the Board of Directors may prescribe, including indemnification of the corporation and bond requirements.

6.2       Registration of the Transfer of Shares.
          ---------------------------------------

          Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the share certificate to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.3       Restrictions on Transfer of Shares Permitted.
          ---------------------------------------------

          The Board of Directors may impose restrictions on the transfer or registration of transfer of shares, including any security convertible into, or carrying a right to subscribe for or acquire shares. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

          A restriction on the transfer or registration of transfer of shares may be authorized:

          (1) to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

          (2) to preserve exemptions under federal or state securities law; or

          (3)  for any other reasonable purpose.

          A restriction on the transfer or registration of transfer of shares may:

          (1) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

          (2) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

          (3) require the corporation, the holders or any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; or

          (4) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

          A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.3 and its existence s noted conspicuously on the front or back of the certificate. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

6.4       Acquisition of Shares.
          ----------------------

          The corporation may acquire its own shares and unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

          If the Articles of Incorporation prohibit the reissue of shares acquired by the corporation, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment shall be adopted by the shareholders, or the Board of Directors without shareholder action (if permitted by the Act). The amendment must be delivered to the Secretary of State and must set forth:

          (1)  the name of the corporation;

          (2) the reduction in the number of authorized shares, itemized by class and series; and

          (3) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

                                 ARTICLE 7.
                               DISTRIBUTIONS

7.1       Distributions.
          --------------

          The Board of Directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law.


                                 ARTICLE 8.
                               CORPORATE SEAL

8.1       Corporate Seal.
          ---------------

          The Board of Directors may adopt a corporate seal which may be circular in form and have inscribed thereon any designation, including the name of the corporation, Nevada as the state of incorporation, and the words "Corporate Seal."

                                 ARTICLE 9.
                              EMERGENCY BYLAWS

9.1       Emergency Bylaws.
          -----------------

          Unless the Articles of Incorporation provide otherwise, the following provisions shall be effective during an emergency, which is defined as a time when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event. During such emergency:

          (a)  NOTICE OF BOARD MEETINGS

          Any one member of the Board of Directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

          (b)  TEMPORARY DIRECTORS AND QUORUM

          One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Section 3.6 of Article 3) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

          (c)  ACTIONS PERMITTED TO BE TAKEN

          The Board of Directors, as constituted in paragraph (b), and after notice as set forth in paragraph (a), may:

          (1) Officers' Powers - prescribe emergency powers to any officer of the corporation;

          (2) Delegation of any Power - delegate to any officer or director, any of the Board of Directors;

          (3) Lines of Succession - designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

          (4) Relocate Principal Place of Business - Relocate the principal place of business, or designate successive or simultaneous principal places of business;

          (5) All Other Action - take any other action which is convenient, helpful, or necessary to carry on the business of the corporation.


                                ARTICLE 10.
                                 AMENDMENTS

10.1      AMENDMENTS
          ----------

          The Board of Directors may amend or repeal the corporation's Bylaws unless:

          (1) the Articles of Incorporation or the Act reserve this power exclusively to the shareholders, in whole or part; or

          (2) the shareholders, in adopting, amending, or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw; or

          (3) the Bylaw either establishes, amends or deletes a "supermajority" shareholder quorum or voting requirement, as defined in
Section 2.8 of Article 10.2.

          Any amendment which changes the voting or quorum requirement for the Board of Directors must comply with Section 3.8 of Article 3, and for the shareholders, must comply with Section 2.8 of Article 2.

          The corporation's shareholders may also amend or repeal the corporation's Bylaws at any meeting held pursuant to Article 2.


                          CERTIFICATE OF SECRETARY

          I hereby certify that I am the Secretary of MONARCH STAFFING, INC. and that the foregoing Bylaws, consisting of twenty-five (25) pages, constitutes the Code of MONARCH STAFFING, INC. as duly adopted by the Board of Directors of the corporation on this 31st day of March, 2006.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 31st day of March, 2006.

/s/ Keith Moore
---------------
    Secretary